UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2005

NORTEM N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	000-27863	98-0180010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ind. Terrein Bijsterhuizen (Noord) 21-01
POB 250
NL-6600 AG Wijchen
The Netherlands
(Address of principal executive offices)

Registrant’s telephone number, including area code: +31 (0)6 2742 0248

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1—Registrant’s Business and Operations

1.01  Entry into a Material Definitive Agreement.

On March 7, 2005, Nortem N.V. in liquidation (“Nortem”) and the holders of the 8% Convertible Debentures due February 15, 2007 issued by Nortem (the “8% Debentures”), the warrants to purchase Nortem common shares issued in connection with the 8% Debentures (the “2003 Warrants”), the 6.5% Convertible Debentures due June 16, 2008 issued by Nortem (the “6.5% Debentures”) and the warrants to purchase Nortem common shares issued in connection with the 6.5% Debentures (the “2004 Warrants”)  entered into an agreement pursuant to which the 8% Debentures, the 6.5% Debentures, the 2003 Warrants and the 2004 Warrants were cancelled in exchange for a cash payment by Nortem equal to $4.65 for each share of Nortem common stock into which such debentures and warrants were convertible.  The holders of the 8% Debentures, the 6.5% Debentures, the 2003 Warrants, and the 2004 Warrants will not receive any other payment in connection with Nortem’s liquidating distributions in respect of such debentures and warrants.

1.02  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is hereby incorporated into Item 1.02 by reference.

Item 3—Securities and Trading Market

3.03  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is hereby incorporated into Item 3.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nortem N.V.

Dated: March 8, 2005	By:	/s/ Charles Roffey
Charles Roffey
Principal Executive Officer and Liquidator